Exhibit 10.9

RSPA No.

THEROX, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (the “Agreement”) is entered into as of                     , 200     by and between                      (hereinafter referred to as “Purchaser”), and THEROX, INC., a Delaware corporation (hereinafter referred to as the “Company”), pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”). Any capitalized term not defined herein shall have the same meaning ascribed to it in the Plan.

R E C I T A L S:

A. Purchaser is an employee, director, Consultant or other Service Provider, and in connection therewith has rendered services for and on behalf of the Company.

B. Purchaser and the Company are parties to that certain Stock Option Agreement dated                     , 200     (the “Option Agreement”).

C. The Option Agreement provides the Purchaser with the discretion to early exercise the option covered by the Option Agreement by entering into this Agreement (and complying with the other requirements set forth therein).

D. The Purchaser desires to early exercise his or her option covered by the Option Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties agree as follows:

1. Issuance of Shares. The Company hereby agrees to issue to Purchaser, and Purchaser hereby agrees to acquire, an aggregate of                      (            ) shares of Common Stock of the Company (the “Shares”) on the terms and conditions herein set forth.

2. Consideration. The purchase price for the Shares shall be $             per share (the “Purchase Price”), or $             in the aggregate, which shall be paid by the delivery of Purchaser’s check payable to the Company or wire to an account designated by the Company contemporaneous with the execution and delivery of this Agreement.

3. Vesting of Shares.

(a) The Shares acquired hereunder shall vest and become “Vested Shares” as to              of the Shares on the                      anniversary of the “Vesting Commencement Date,” and thereafter, the balance of the Shares shall become Vested Shares in a series of              successive equal monthly installments for each full month of Continuous Service provided by the Purchaser, such that 100% of the Shares shall be Vested Shares on the fourth anniversary of the Vesting Commencement Date. Shares which have not yet become vested are herein called “Unvested Shares.” No additional shares shall vest after the date of termination of Purchaser’s Continuous Service (the “Termination Date”). For these purposes, the “Vesting Commencement Date” shall be                     , 200    .

For purposes of this Agreement, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Purchaser resigns, is removed from office, or Purchaser’s term of office expires and he or she is not reelected, or (iii) so long as Purchaser is engaged as a Consultant or Service Provider.

(b) Purchaser shall deposit with the Company certificates representing the Unvested Shares, together with a duly executed stock assignment separate from certificate in blank, which shall be held by the Secretary of the Company. Purchaser shall be entitled to vote and to receive dividends and distributions on all such deposited Shares.

4. Repurchase Upon Termination of Service.

(a) Repurchase Right. The Company shall have the right (but not the obligation) to repurchase (the “Repurchase Right”) all or any part of the Shares in the event that the Purchaser’s Continuous Service terminates for any reason, including, without limitation, Purchaser’s death, disability, voluntary resignation or termination by the Company with or without cause. Upon exercise of the Repurchase Right, the Purchaser shall be obligated to sell his or her Shares to the Company, as provided in this Section 4. In the event the Company does not exercise the Repurchase Right with respect to all of the Shares, the Company shall nevertheless continue to have the “Right of First Refusal” with respect to any remaining Shares during the period and as set forth in Section 5 below.

(b) Consideration for Repurchase Right. The repurchase price of the Shares (the “Repurchase Price”) shall be determined as follows:

(i) the Repurchase Price for any Vested Shares shall be equal to the Fair Market Value of such Vested Shares (determined in accordance with Section 2.14 of the Plan) as of the Termination Date; and

(ii) the Repurchase Price for any Unvested Shares shall be equal to the Purchase Price of such Unvested Shares.

(c) Procedure for Exercise of Repurchase Right. For sixty (60) days after the Termination Date or other event described in this Section 4, the Company may exercise the Repurchase Right by giving Purchaser and/or any other person obligated to sell written notice of the number of Shares which the Company desires to purchase. The Repurchase Price for the Shares (as determined pursuant to Section 4(b)) shall be payable, at the option of the Company, by check or by cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company, or by any combination thereof.

(d) Notification and Settlement. In the event that the Company has elected to exercise the Repurchase Right as to part or all of the Shares within the period described above, Purchaser or such other person shall deliver to the Company certificate(s) representing the Shares to be acquired by the Company, duly endorsed for transfer to the Company, within thirty (30) days following the date of the notice from the Company. The Company shall deliver to Purchaser against delivery of the Shares, checks of the Company payable to Purchaser and/or any other person obligated to transfer the Shares in the aggregate amount of the Repurchase Price to be paid (without any interest thereon and less any amount representing cancellation of indebtedness) as set forth in paragraph 4(b) above.

(e) Termination. The provisions of this Section 4 shall automatically terminate, and the Shares shall not be subject to the Repurchase Right upon the closing of the initial public offering of shares of the Company’s Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act (a “Public Offering”).

(f) If the Purchaser: (i) files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors; (ii) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Shares and such involuntary petition or assignment or attachment is not discharged within sixty (60) days after its date; or (iii) is required to transfer the Shares by operation of law or by order or decree of any court, then the Company shall have the option to exercise the Repurchase Right, whether or not the Continuous Service of the Purchaser shall then have terminated.

(g) The Company may assign its Repurchase Right under this Section 4 and its right of first refusal under Section 5 below without the consent of the Purchaser.

5. Right of First Refusal.

(a) The Vested Shares acquired pursuant to this Agreement may be sold by the Purchaser only in compliance with the provisions of this Section 5, and subject in all cases to compliance with the provisions of Section 9 hereof. Prior to any intended sale, Purchaser shall first give written notice (the “Offer Notice”) to the Company specifying (i) his or her bona fide intention to sell or otherwise transfer such Vested Shares, (ii) the name and address of the proposed purchaser(s), (iii) the number of Vested Shares the Purchaser proposes to sell (the “Offered Shares”), (iv) the price for which he or she proposes to sell the Offered Shares, and (v) all other material terms and conditions of the proposed sale.

(b) Within thirty (30) days after receipt of the Offer Notice, the Company or its nominee(s) may elect to purchase all or any portion of the Offered Shares at the price and on the terms and conditions set forth in the Offer Notice by delivery of written notice (the “Acceptance Notice”) to the Purchaser specifying the number of Offered Shares that the Company or its nominee(s) elect to purchase. Within fifteen (15) days after delivery of the Acceptance Notice to the Purchaser, the Company and/or its nominee(s) shall deliver to the Purchaser a check in the amount of the purchase price of the Offered Shares to be purchased pursuant to this Section 5, against delivery by the Purchaser of a certificate or certificates representing the Offered Shares to be purchased, duly endorsed for transfer to the Company or such nominee(s), as the case may be. However, (i) should the purchase price specified in the Offer Notice be payable in property other than cash or evidences of indebtedness, the Company or its nominee(s) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property, and (ii) if there is no purchase price for the intended disposition, the Company or its nominee(s) shall have the right to purchase any or all of the Offered Shares for a purchase price in the form of cash equal in amount to the value of such Offered Shares. If the Purchaser and the Company or its nominee(s) cannot agree on such cash value within ten (10) days after the Company’s receipt of the Offer Notice, the valuation shall be made by an appraiser of recognized standing selected by the Purchaser and the Company or its nominee(s) or, if they cannot agree on an appraiser within ten (10) days after the Company’s receipt of such notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value.

(c) If the Company and/or its nominee(s) do not elect to purchase all of the Offered Shares, the Purchaser shall be entitled to sell the balance of the Offered Shares to the purchaser(s) named in the Offer Notice at the price specified in the Offer Notice or at a higher price and on the terms and conditions set forth in the Offer Notice; provided, however, that any such sale or disposition must not be effected in contravention of the representations made by the Purchaser in Section 9 of this Agreement. Such sale or other transfer must be consummated within sixty (60) days from the date of the Offer Notice and any proposed sale after such 60-day period may be made only by again complying with the procedures set forth in this Section 5.

(d) The Purchaser may transfer all or any portion of the Shares to a trust established for the sole benefit of the Purchaser and/or his or her spouse or children without such transfer being subject to the right of first refusal set forth in this Section 5, provided that the Shares so transferred shall remain subject to the terms and conditions of this Agreement and no further transfer of such Shares may be made without complying with the provisions of this Section 5.

(e) Any transferee of the Shares pursuant to this Section 5, shall hold the Shares subject to the terms and conditions of this Agreement and no further transfer of the Shares may be made without complying with the provisions of this Section 5.

(f) The rights provided the Company and its nominee(s) under this Section 5 shall terminate upon the consummation of a Public Offering as defined in Section 4(e) above.

6. Purchaser’s Put Right. In the event that the Purchase Price is less than $4.10 per share, as adjusted for any recapitalizations, stock splits, combinations of shares, reclassifications, stock dividends or other changes in the capital structure of the Company occurring after the reverse stock split effective July 14, 2005:

(a) Subject to the provisions of this Section 6, upon the occurrence of any liquidation, dissolution or winding up of the Company (or a Deemed Liquidation Event as defined in the Company’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 5, 2005, as amended to date, and as subsequently amended after the date hereof (the “Restated Certificate”)), either voluntary or involuntary (each, a “Put Event”), Purchaser shall have the right and option (the “Put Right”), exercisable at his or her sole discretion by giving prior irrevocable written notice to the Company (the “Put Notice”), to sell to the Company, and upon receipt of any such written notice, the Company hereby agrees to repurchase from Purchaser in cash on the closing of the Put Event, Vested Shares then held by Purchaser and set forth in the Put Notice up to a maximum of fifty percent (50%) of the aggregate number of Shares originally subject to the Option Agreement at a per Share price equal to the difference between $4.10 and the Exercise Price, with the foregoing amounts subject to appropriate adjustment for recapitalizations, stock splits, combinations of shares, reclassifications, stock dividends or other changes in the capital structure of the Company occurring after the reverse stock split effective July 14, 2005.

(b) The Company shall not be obligated to repurchase the Vested Shares subject to the Put Notice to the extent that such repurchase would be unlawful. Additionally, the payment of any amounts by the Company hereunder shall be subordinate to (i) the payment of the liquidation preferences for the Company’s Preferred Stock set forth in the Restated Certificate and (ii) the repayment of indebtedness of the Company, but senior to any liquidation distribution to the holders of Common Stock or Preferred Stock on an as-converted basis (after repayment of the Company’s indebtedness and payment of the Preferred Stock liquidation preferences).

(c) The Put Right may be exercised in whole or in part in a single instance prior to a Put Event and shall automatically terminate following the occurrence of a Put Event.

(d) Notwithstanding anything to the contrary in this Section 6, the Put Right shall terminate and be of no further force and effect immediately upon the Company becoming subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

7. Adjustments Upon Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then Purchaser shall be entitled to new or additional or different shares of stock or securities, in order to preserve, as nearly as practical, but not to increase, the benefits of Purchaser under this Agreement, in accordance with the provisions of Section 4.3 of the Plan. Such new, additional or different shares shall be deemed Shares for purposes of this Agreement and subject to all of the terms and conditions hereof.

8. Shares Free and Clear. All Shares purchased by the Company pursuant to this Agreement shall be delivered by Purchaser free and clear of all claims, liens and encumbrances of every nature (except the provisions of this Agreement and any conditions concerning the Shares relating to compliance with applicable federal or state securities laws), and the purchaser thereof shall acquire full and complete title and right to all of the shares, free and clear of any claims, liens and encumbrances of every nature (again except for the provisions of this Agreement and such securities laws).

9. Investment Representations. The Purchaser acknowledges that he or she is aware that the Shares to be issued to him by the Company pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Act”). In this connection, the Purchaser warrants and represents to the Company as follows:

(a) The Purchaser is purchasing the Shares solely for the Purchaser’s own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof. The Purchaser also represents that the entire legal and beneficial interest of the Shares the Purchaser is purchasing is being purchased for, and will be held for the account of, the Purchaser only and neither in whole nor in part for any other person.

(b) The Purchaser has heretofore discussed the Company and its plans, operations and financial condition with its officers and that the Purchaser has heretofore received all such information as the Purchaser deems necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Shares of the Company and the Purchaser further represents and warrants that the Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(c) The Purchaser realizes that the purchase of the Shares is a highly speculative investment and represents that the Purchaser is able, without impairing the Purchaser’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the investment.

(d) The Company hereby discloses to the Purchaser and the Purchaser hereby acknowledges that:

(i) the Shares have not been registered under the Act, and such Shares must be held indefinitely unless a transfer of them is subsequently registered under the Act or an exemption from such registration is available;

(ii) the federal securities laws and the securities laws of the state in which he or she resides may require the placement of certain restrictive legends upon the certificate(s) representing the Shares, and Purchaser hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary or advisable;

(iii) the share certificate(s) representing the Shares will be stamped with the legends restricting transfer and noting the other rights and obligations specified in this Agreement, including, without limitation, a legend in substantially the following form; and

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, DRAG-ALONG RIGHTS, A RIGHT OF FIRST REFUSAL AND A REPURCHASE RIGHT IN FAVOR OF THE COMPANY AND/OR ITS NOMINEE(S), AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT DATED                          , 200_. TRANSFER OF THESE SHARES MAY BE MADE ONLY IN COMPLIANCE WITH THE PROVISIONS OF SAID AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH TRANSFER RESTRICTIONS, DRAG-ALONG RIGHTS, RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THESE SHARES.”

(iv) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

(e) The Purchaser understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one (1) year from the date of sale of the Shares to the Purchaser, and even then will not be available unless (i) a public trading market then exists for the Shares of the Company, (ii) adequate current public information concerning the Company is then available to the public, (iii) the Purchaser has been the beneficial owner and the Purchaser has paid the full Purchase Price for the Shares at least one (1) year prior to the sale, and (iv) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made by it only in limited amounts in accordance with such terms and conditions, as amended from time to time.

(f) Without in any way limiting any of the other provisions of this Agreement or its representations set forth above, the Purchaser further agrees that the Purchaser shall in no event make any disposition of all or any portion of the Shares which the Purchaser is purchasing unless and until:

(i) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii) (A) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Purchaser shall have furnished the Company with an opinion of counsel to the effect that such disposition will not require registration of such shares under the Act, and (C) such opinion of counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Purchaser of such concurrence.

(g) Purchaser acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with the issuance of the Shares are set forth in this Agreement and in the Plan.

10. Limitation of Company’s Liability for Nonissuance; Unpermitted Transfers.

(a) The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to Purchaser pursuant to this Agreement. The inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.

(b) The Company shall not be required to: (i) transfer on its books any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. In the event of a sale of Shares by the Purchaser pursuant to Section 5, the Purchaser shall furnish to the Company proof that such sale was made in compliance with the provisions of Section 5 as to price and general terms of such sale.

11. Drag-Along Rights. Purchaser hereby agrees to vote all of the Shares acquired hereunder in accordance with, and that such Shares shall be subject to, the drag-along rights provisions attached hereto as Appendix A, which are incorporated into this Section 11, as subsequently amended after the date hereof in connection with any amendments to the Restated Rights Agreement (as defined below) (the “Drag-Along Rights Provisions”). The Drag-Along Rights Provisions are substantially the same provisions as those set forth in Sections 4.3, 4.4, 4.5 and 4.6 of that certain Second Amended and Restated Investors’ Rights and Voting Agreement by and among the Company and the persons identified on Schedule I thereto (the “Investors”), dated July 7, 2005 (the “Restated Rights Agreement”). For purposes of this Section 11 only, Purchaser shall be an “Investor” as such term is used in the Drag-Along Rights Provisions.

12. Change in Control. In the event of a Change in Control (as defined in Section 2.4 of the Plan):

(a) The vesting of the Shares shall accelerate automatically and in full (notwithstanding the provisions of Section 3 above) effective as of immediately prior to the consummation of the Change in Control unless this Agreement is to be assumed by the acquiring or successor entity (or parent thereof) or a new right or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below. If the vesting of the Shares subject to this Agreement will accelerate pursuant to this subsection (a), then the Administrator shall cause written notice of the Change in Control transaction to be given to the Purchaser not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

(b) The vesting of the Shares shall not accelerate if and to the extent that: (i) this Agreement (including the Unvested Shares represented hereby) is to be assumed by the acquiring or successor entity (or parent thereof) or a new equity right of comparable value is to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) this Agreement (including the Unvested Shares represented hereby) is to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new equity incentive program (“New Incentives”) containing such terms and provisions as the Administrator in its discretion may consider equitable. If this Agreement is assumed, or if a new equity right of comparable value is issued in exchange therefor, then this Agreement or the new equity right shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Purchaser would have received pursuant to the Change in Control transaction in exchange for the Shares represented by this Agreement.

13. Interpretation. This issuance of Shares is being made pursuant to the terms of the Plan, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and Purchaser. As used in this Agreement, the term “Administrator” shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

14. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three (3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, (or by such other method as the Administrator may from time to time deem appropriate), and addressed, if to the Company, at its principal place of business, Attention: Chief Financial Officer, and if to Purchaser, at his or her most recent address as shown in the employment or stock records of the Company.

15. Binding Obligations. All covenants and agreements herein contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their permitted successors and assigns.

16. Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Agreement and shall not be used in construing it.

17. Amendment. This Agreement may not be amended, waived, discharged, or terminated other than by written agreement of the parties.

18. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied. Specifically, this Agreement and the Plan supercede the terms of the Option Agreement with respect to the Shares subject to this Agreement.

19. Assignment. Purchaser shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate his or her duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

20. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

21. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Purchaser and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Purchaser and the Company.

22. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.

23. No Agreement to Employ. Nothing in this Agreement shall affect any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Purchaser’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment agreement to which the Company and Purchaser may be a party.

24. “Market Stand-Off” Agreement. Purchaser agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities, Purchaser will not sell or otherwise transfer or dispose of any Shares held by Purchaser without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed one hundred eighty (180) days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

25. Tax Elections. Purchaser acknowledges that Purchaser has considered the advisability of all tax elections in connection with the purchase of the Shares hereunder, including the making of an election under Section 83(b) under the Internal Revenue Code of 1986, as amended, and that the Company has no responsibility for the making of any such election.

26. California Corporate Securities Law. The sale of the Shares that are the subject of this Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such Shares or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of such Shares is exempt from such qualification by Section 25100, 25102 or 25105 of the California Corporate Securities Law of l968, as amended. The rights of all parties to this Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:	PURCHASER:

THEROX, INC.

By:

Name:
(Print Name)
Title:

Appendix A

1. Drag Along Rights.

(a) In the event that the Board of Directors of the Company and the holders of at least two-thirds of the outstanding shares of the Company’s Series I Preferred Stock (the “Series I Supermajority Holders”) vote to approve or otherwise enter into a transaction with another entity (the “Purchasing Entity”) that would qualify as a Company Sale (as defined in Section 5 below), then the Series I Supermajority Holders shall have the right to require all other Investors to vote in favor of, consent to and raise no objection to such Company Sale, and if such right is exercised pursuant to this Section 1, each holder of the Company’s capital stock hereto hereby agrees to vote all of the shares of the Company’s capital stock held by such holder in favor of such Company Sale.

(b) In the event that the Board of Directors and the Series I Supermajority Holders vote to approve or otherwise enter into a transaction with another entity that would qualify as a Company Sale (such Series I Supermajority Holders are referred to herein as the “Drag-Along Rights Holders”), the Drag-Along Rights Holders shall have the right to require all other Investors to sell or transfer all of their capital stock of the Company to such unaffiliated purchaser on the same terms and conditions applicable, and for the same type and amount of consideration payable, to such Drag-Along Rights Holders as determined on a pro rata basis (treating all convertible securities as fully converted into Common Stock for purposes of calculating such Investor’s pro rata share); provided, however, that the aggregate proceeds from such sale or sales shall be distributed to the selling holders (including holders selling due to the exercise of the rights set forth in this Section 1(b)) in accordance with the rights and preferences set forth in, and assuming the Company had been liquidated under the appropriate provisions of, the Amended and Restated Certificate of Incorporation (as amended from time to time). In the event the Drag-Along Rights Holders agree to any Company Sale and elect to require all other Investors to sell or transfer their capital stock pursuant to this Section 1(b), the Drag-Along Rights Holders shall notify the other Investors of such proposed Company Sale (the “Drag Notice”) at least thirty (30) days prior to the consummation of such proposed Company Sale.

(c) The Drag Notice shall set forth (a) a summary description of the form of the proposed Company Sale, (b) the name of the proposed purchaser and (c) the proposed amount and form of consideration and terms and conditions of payment offered by the proposed purchaser, including copies of any terms sheet or letter of intent with respect to the proposed Company Sale. Within twenty (20) days after receipt of the Drag Notice, the Investors (other than the Drag-Along Rights Holders) shall take all necessary and reasonably desirable actions in connection with the consummation of the proposed Company Sale described in the Drag Notice, including, without limitation, (a) executing and delivering agreements and instruments reasonably satisfactory in form and substance to the proposed purchaser and the Drag-Along Rights Holders, as may be reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Company Sale, and (b) appointing the Chief Executive Officer of the Company as attorney and agent of such Investors to execute and/or deliver any and all instruments on their behalf in connection with such Company Sale, subject only to the satisfaction by the third party of its obligations to consummate the proposed Company Sale; provided, however, that no Investor compelled to take any action contemplated by this Section 1(c) shall be required to (A) make any representations or warranties regarding the Company, (B) incur any indemnification obligation or other contractual liability in excess of the amount of consideration to be received by such Investor in connection with the Company Sale, or (C) incur any indemnification obligation or other contractual liability in excess of such Investor’s pro-rata share of such obligation or liability with all other Investors.

2. Transfer of Rights. Any person to which the Shares are transferred, whether voluntarily or by operation of law, shall be bound by the obligations imposed upon the transferor under this Agreement, to the same extent as if such transferee were an Investor hereunder; and no Investor shall transfer any Shares unless the transferee provides a written instrument to the Company notifying the Company (or the transfer agent if one shall be appointed) of such transfer and agreeing in writing to be bound by the terms of this Appendix A.

3. Grant of Proxy. Each Investor hereby grants to the Chief Executive Officer of the Company an irrevocable proxy, coupled with an interest, to vote all capital stock of the Company owned by such Investor and to take such other actions to the extent necessary to carry out the provisions in this Appendix A.

4. Termination. The obligations set forth in this Appendix A shall terminate in its entirety upon the earliest to occur of (i) the closing of a Company Sale, (ii) a sale of capital stock of the Company in which the holders of capital stock of the Company immediately prior to such sale of stock do not hold, immediately following such transaction, at least a majority of the voting power of the Company, (iii) the closing of an Qualifying Public Offering (as defined in Section 5 below) or (iv) the termination of the Restated Rights Agreement.

5. Definitions.

(a) “Company Sale” means: (i) a merger or consolidation in which (A) the Company is a constituent party, or (B) a Company Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (A) or (B) any such merger or consolidation involving the Company or a Company Subsidiary in which the holders of shares of capital stock of the Company immediately prior to such merger or consolidation continue to hold, immediately following such merger or consolidation, at least a majority, by voting power of the capital stock of (I) the surviving or resulting corporation or (II) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a Company Subsidiary of all or substantially all the assets or intellectual property of the Company and the Company Subsidiaries taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Company Subsidiary).

(b) “Company Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (i) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (ii) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

(c) “Qualifying Public Offering” means the closing of an offering of Common Stock, at a price to the public of at least $1.23 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations of the SEC, resulting in an aggregate net proceeds to the Company of at least $30,000,000.

CONSENT AND RATIFICATION OF SPOUSE

The undersigned, the spouse of                     , a party to the attached Restricted Stock Purchase Agreement (the “Agreement”), dated as of                     , 200    , hereby consents to the execution of said Agreement by such party; and ratifies, approves, confirms and adopts said Agreement, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement, with respect to the Shares (as defined in the Agreement) made the subject of said Agreement in which the undersigned has an interest, including any community property interest therein.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.

Date:	_____________________
(Signature)

(Print Name)